As filed with the Securities and Exchange Commission on May 17, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Leju Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Level G, Building G, No.8 Dongfeng South Road,

Chaoyang District, Beijing 100016

People's Republic of China

(Address, including zip code, of Principal Executive Offices)

2013 Share Incentive Plan

(Full title of the plan)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Li Yuan Chief Financial Officer Level G, Building G, No.8 Dongfeng South Road, Chaoyang District, Beijing 100016 People’s Republic of China +86 21 6133 0754	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700

EXPLANATORY NOTE

This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an aggregate of 8,020,119 ordinary shares of the Registrant that have been added to the award pool pursuant to the terms of the Plan.

Previously, an aggregate of 25,821,429 ordinary shares of the Registrant were registered for issuance under the Plan pursuant to the Registrant’s registration statements on Form S-8 (File No. 333-197069) filed on June 27, 2014, Form S-8 (File No. 333-217644) filed on May 4, 2017 and Form S-8 (File No. 333-239943) filed on July 20, 2020 (the “Filed S-8 Registration Statements”).  In accordance with General Instruction E to Form S-8, the contents of the Filed S-8 Registration Statements are incorporated herein by reference, except as otherwise set forth herein.

In accordance with the terms of the Plan, the maximum number of ordinary shares reserved for issuance under the Plan shall be increased automatically by a number equal to 5% of the then total issued and outstanding ordinary shares on an as-converted fully diluted basis, on each of the third, sixth and ninth anniversary of the effective date of the Plan. On December 1, 2016, the third anniversary of the effective date of the Plan, the number of ordinary shares authorized for issuance under the Plan increased by 7,553,422 in accordance with the terms of the Plan. On December 1, 2019, the six anniversary of the effective date of the Plan, the number of ordinary shares authorized for issuance under the Plan increased by 7,833,224 in accordance with the terms of the Plan. On December 1, 2022, the ninth anniversary of the effective date of the Plan, the number of ordinary shares authorized for issuance under the Plan increased by 8,020,119 in accordance with the terms of the Plan The newly added 8,020,119 ordinary shares are being registered on this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the Commission on April 18, 2023; and

(b)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form F-1 (File No. 333-194505) initially filed with the Commission on March 12, 2014, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated articles of association, adopted by its shareholders on March 10, 2014 and effective immediately upon the completion of the initial public offering of the Registrant’s ordinary shares represented by ADSs, provides that the Registrant shall indemnify its directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, otherwise than by reason of such indemnified person’s own dishonesty, actual fraud or wilful default, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of the Registrant, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreement, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-194505), the Registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being directors or officers of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on rule 430B of the Securities Act or other than prospectuses filed in reliance on rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to rule 424 of the Securities Act;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-194505))

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-194505))

4.3	Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., as depositary, and holders of American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8, as amended (File No. 333-197069))

4.4	Form of Amendment No. 1 to Deposit Agreement between the Registrant, the depositary and holders and beneficial owners of the American Depositary Receipts issued thereunder (incorporated by reference to Exhibit (a)(2) of post-effective amendment No. 1 to the registration statement on Form F-6 (File No. 333-253812), filed with the Commission on May 10, 2022)

4.5	2013 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-194505))

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

23.1*	Consent of Yu Certified Public Accountant P.C., an independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on May 17, 2023.

Leju Holdings Limited

By:	/s/Yinyu He
Name: Yinyu He
Title: Chief Executive Officer

SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mr. Yinyu He and Ms. Li Yuan, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on May 17, 2023.

Signature	Title

/s/ Yinyu He	Chief Executive Officer
Yinyu He	(principal executive officer)

/s/ Li Yuan	Chief Financial Officer
Li Yuan	(principal financial and accounting officer)

/s/ Xin Zhou	Director
Xin Zhou

/s/ Charles Chao	Director
Charles Chao

/s/ Canhao Huang	Director
Canhao Huang

/s/ Minyi Zhang	Director
Minyi Zhang

/s/ David Jian Sun	Director
David Jian Sun

Signature	Title

/s/ Min Fan	Director
Min Fan

/s/ Winston Jin Li	Director
Winston Jin Li

/s/ Hongchao Zhu	Director
Hongchao Zhu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Leju Holdings Limited has signed this registration statement or amendment thereto in New York, New York on May 17, 2023.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President